Exhibit 32.2

Certification of Principal Financial Officer

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with this Quarterly Report on Form 10-Q for the quarter ended June 30, 2026 (the “Report”) of ProShares Trust II (the “Registrant”) and each of its Funds, as filed with the U.S. Securities and Exchange Commission on the date hereof, I, Edward J. Karpowicz, the Principal Financial and Accounting Officer of the Registrant, hereby certify, to the best of my knowledge, that:

(3)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(4)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: August 7, 2026	By:	/s/ Edward J. Karpowicz
	Name:	Edward J. Karpowicz
	Title:	Principal Financial and Accounting Officer
ProShares Trust II